Exhibit 5.1

FMC GlobalSat Holdings, Inc.

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as internal counsel for FMC GlobalSat Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission on the date hereof of a registration statement on Form S-1 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 3,049,960 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share.

In connection with the preparation of the Registration Statement and this opinion, I have examined, considered and relied upon originals or copies certified to our satisfaction of each of the following documents (collectively, the “Documents”):

(i) the Company’s Certificate of Incorporation, as amended to date;

(ii) the Company’s Bylaws, as amended to date;

(iii) records of corporate proceedings of the Company approving the issuance of the Warrants and the Shares;

(iv) the Securities Subscription Agreements, entered into by and among the Company and the selling stockholders with respect to the purchase and sale of the Shares and Warrants;

(v) the form of Share certificates and form of Warrants issued to the selling stockholders; and

(vi) such other documents and instruments as I have deemed necessary for the expression of the opinions contained herein.

In rendering the opinions set forth below, I have assumed without investigation: (a) the genuineness of all signatures and the authenticity of all Documents submitted to me as originals, the conformity to authentic original documents of all Documents submitted to me as copies and the veracity of the Documents; (b) that each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; and (c) that each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party (other than the Company) set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.  Additionally, as to questions of fact in respect of the opinions hereinafter expressed, I have relied solely upon the Documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, I am of the opinion that the Shares and the Warrants have been duly authorized for issuance by the Company, and that the Shares are (or in the case of the Shares underlying the Warrants, will be when issued by the Company upon exercise of the Warrants in accordance with the terms thereof) validly issued, fully paid and nonassessable.

This opinion is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and I assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur.

This opinion is limited to the laws of the State of Delaware (including applicable provisions of the Delaware constitution and reported judicial decisions interpreting such laws) and the federal laws of the United States.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Legal Matters” in the prospectus contained in the Registration Statement.  In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required by Section 7 of the Securities Act, and the rules and regulations promulgated thereunder.

Sincerely,

/signature/

Ian S. Thompson
General Counsel